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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ____________________

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 26, 2001

                              Evans Systems, Inc.
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            (Exact name of registrant as specified in its charter)


           Texas                    0-21956          74-1613155
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(State or other jurisdiction      (Commission       (IRS Employer
     of incorporation)            File Number)   Identification No.)

                   1625 Hwy 60 North, Bay City, Texas 77414
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                    Address of principal executive offices


Registrant's telephone number, including area code: (979) 245-2424
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                                      N/A
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        (Former name or former address, if changed since last report.)
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     Item 5. Restatement of Financial Results for Fiscal 2000 and 1999 and
subsequent Quarters of 2001 to reflect the Securities and Exchange Commission Staff Accounting Bulletin (SAB) Topic 5 (E).

          Following lengthy discussion and appeals, the company announced that it has received a final determination from the SEC Office of the Chief Accountant that the company's sale of ChemWay in 1998 to Affiliated Resources Corporation , although a divestiture for legal purposes, was not a divestiture for accounting purposes , and therefore, the guidance under SAB Topic 5:E should have governed the accounting of the sale of Chemway to Affiliated Resources Corp. Accordingly , the company must restate it's financial statements to conform with the guidance of Topic 5:E. Under SAB Topic 5:E, the company is required to segregate the net assets of ChemWay and charge a valuation allowance to those net assets by at least the operating losses of ChemWay while owned by Affiliated Resources. No gain or loss on the sale of ChemWay or the receipt and subsequent changes in market value of the Affliated common stock received can be recognized under SAB Topic 5:E. Due to the withdrawal of the company's prior auditors for fiscal 1999, and the compiling of the financial results of ChemWay from Affiliated Resources, the company was granted until November 21, 2001 by the SEC to complete the restatements. The company feels, after additional discussions with the SEC and in discussions with its current auditing firm, that it can comply with the request. Although the company will be restating its financial statements for fiscal 2000,1999 and subsequent quarters to reflect accounting for the sale of ChemWay under SAB Topic 5:E, the application of SAB Topic 5(E) will not have an effect on the previously reported operating losses of the company for fiscal 2000,1999 or the subsequent quarters of 2001.

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                                 SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 EVANS SYSTEMS, INC.


Dated: October 26, 2001         By: /s/ J. L. Evans Sr.
                                   ---------------------------
                                   Name: J. L. Evans Sr.
                                   Title:  President

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